Exhibit 10(v)

AMENDMENT TO THE SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO THE SHARE EXCHANGE AGREEMENT (this “Amendment”) is entered into as of July 22, 2009, by and between Montana Mining Corp. (the “Company”) which is a corporation incorporated pursuant to the laws of the State of Nevada, Produced Water Solutions, Inc. (“PWS”) which is a private company incorporated pursuant to the laws of the Province of Alberta, and the shareholders of PWS (the “Shareholders”), all of the above parties herein collectively referred to as the “Parties” or singularly as a “Party”.

WITNESSETH:
WHEREAS, the Company, PWS, and the Shareholders entered into a Share Exchange Agreement on November 20, 2008, as amended on February 2, 2009 and July 10, 2009 (the “Agreement”), whereby the Company intends to acquire all of the outstanding shares of PWS from the Shareholders in exchange for an agreed upon number of shares of the Company’s common stock, whereby PWS will become a wholly-owned subsidiary of the Company; and

WHEREAS, in order to accommodate certain issues pertaining to the Agreement, the Parties desire to further amend the Agreement to extend the date for the closing of the Agreement; and

WHEREAS, pursuant to Article VIII Section 1. of the Agreement titled Miscellaneous subtitled Amendment and Modification; Waiver the Parties hereto are permitted to amend the terms of the Agreement pursuant to a written instrument signed by all Parties; and

NOW, THEREFORE, in consideration of the foregoing recitals and subject to the terms and conditions herein contained, the Parties hereto agree as follows:

1.      Amendment. The Parties hereto agree to amend the Agreement as follows:

The Parties hereby agree to amend Article II Section 2.5 titled Exchange of Shares subtitled Closing in its entirety as follows:

2.5 Closing. The closing of the transaction contemplated hereby shall take place on or before December 31, 2009 (the “Closing”), subject to the approval of the Company’s stockholders and other pre-closing conditions.

2.     Conditions of Effectiveness. This Amendment shall become effective when the Company has received the counterparts of this Amendment, executed and delivered by PWS and the Shareholders.

3.      Representations and Warranties of the Company. In order to induce PWS and the Shareholders to enter into this Amendment, the Company hereby makes the following representations and warranties to PWS and the Shareholders:

3.1.     Corporate Power and Authorization. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

3.2.     No Conflict. Neither the execution and delivery by the Company of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by the Company with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Company or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

3.3.     Authorization; Governmental Approvals. The execution and delivery by the Company of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Company and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.4.     Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

4.     Amendment to the Agreement. The Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Agreement shall hereafter be determined, exercised and enforced under the Agreement, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment.

5.     Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

6.     No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under the Agreement, or prejudice any right or remedy that the Parties may have or may have in the future under or in connection with the Agreement, or any instrument or agreement referred to therein. The Parties acknowledge and agree that the representations and warranties contained in the Agreement, and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

7.     Multiple Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed to be an original but all of which will constitute one in the same instrument. However, in enforcing any Party's rights under this Amendment it will be necessary to produce only one copy of this Amendment signed by the Party to be charged. A signature sent by legible facsimile shall be deemed an original.

8.      Governing Law. This Amendment will be construed and enforced in accordance with and governed by the laws of the State of Utah, without reference to principles of conflicts of law. Each of the Party’s consent to the jurisdiction of the federal courts whose districts encompass any part of the State of Utah in connection with any dispute arising under this Amendment and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each of the Party’s hereby agree that if a Party to this Amendment obtains a judgment against it in such a proceeding, the Party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the Party against whom such judgment was obtained, and each Party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each Party to this Amendment irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in the Agreement. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

IN WITNESS WHEREOF each of the Party’s hereto have executed this Agreement as of the date first set forth above.

Montana Mining Corp.

/s/ Ruairidh Campbell

By: Ruairidh Campbell

Chief Executive Officer

Produced Water Solutions, Inc.

/s/ Al Radford

By: Al Radford

President

Produced Water Solutions, Inc. Shareholders

Canadian Prestige Ltd.

/s/ Al Radford

By: Al Radford
Owner

Maple Leaf Development Corp.

/s/ Ken Weenink

By: Ken Weenink
Owner

/s/ Bryan Gossen

Bryan Gossen